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                           WADE COOK FINANCIAL CORPORATION
                          NOTICE OF GRANT OF STOCK OPTION

   Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of WADE COOK FINANCIAL CORPORATION (the "Company"):

    Optionee:----------------------------------------------------

    Grant Date:--------------------------------------------------

    Option Price:  $------------------------- per share

    Number of Option Shares:--------------------------------  shares

    Expiration Date:-----------------------------------------

    Type of Option:------------------------------ Incentive Stock Option
                   ------------------------------ Non-Statutory Stock Option

Vesting Schedule:

Other Special Provisions:

     Optionee agrees to be bound by the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also understands that the Option is granted subject to and in accordance with the express terms and conditions of the 1997 Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit B, and agrees to be bound by the terms and conditions of the Plan.

     Optionee hereby acknowledges receipt of a copy of the official plan prospectus, if any exists.

     NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in the Stock Option Agreement or the Plan shall confer upon the Optionee the right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

                                   By:-------------------------------

                                   Title:----------------------------

                                   OPTIONEE:

                                   Name:-----------------------------

                                   Address:--------------------------

                                           --------------------------